                                                                   EXHIBIT 10.14

                               AMENDMENT NO. 4 TO
                  MASTER CONSTRUCTION LINE OF CREDIT AGREEMENT

           THIS AMENDMENT NO. 4 TO MASTER CONSTRUCTION LINE OF CREDIT AGREEMENT, dated as of May 25, 2000 ("THIS AMENDMENT"), among the following:

              (i) ALTERRA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Alternative Living Services, Inc. (herein, together with its successors and assigns, the "COMPANY");

              (ii)  ALS NATIONAL, INC., a Delaware corporation (a "BORROWER");

              (iii) the lending institutions listed on the signature pages hereof (the "LENDERS");

              (iv) BANK OF AMERICA, NATIONAL ASSOCIATION, as successor to Bank of America National Trust and Savings Association, a national banking association, and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association, as Co-Agents; and

              (v) KEY CORPORATE CAPITAL INC., a Michigan corporation, as administrative agent (the "ADMINISTRATIVE AGENT")

         PRELIMINARY STATEMENTS:

         (1) The parties hereto entered into the Master Construction Line of Credit Agreement, dated as of October 6,1998, as amended by Amendment No. l thereto, dated as of January 5, 1999, and Amendment No. 2 thereto, dated as of May 5, 1999, and Amendment No. 3 thereto, dated as of March 1, 2000 (as so amended, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) In connection with the satisfaction of the New Capital Funding Requirement, the parties hereto desire to change certain of the terms and provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1.        AMENDMENTS, ETC.

         1.1. INTEREST. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 2.9(b) of the Credit Agreement is amended to read in its entirety as follows:

              (b) The unpaid principal amount of each Loan which is a Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the relevant Eurodollar Rate for such Loan PLUS (i)

         200 basis points per annum, at all times during the period from the date of this Agreement through December 31, 1999, or (ii) 260 basis points per annum, at all times thereafter; PROVIDED that if (A) the ratio of (I) Consolidated EBITDAR for any Testing Period, to (II) Consolidated Lease and Debt Service Charges for such Testing Period, exceeds 1.25 to 1.00 for such Testing Period, with the first eligible Testing Period to be measured hereunder being the four consecutive fiscal quarters ending December 31, 2000, (B) the Company delivers its financial statements pursuant to section 8.1(a) or (b), together with a certificate pursuant to section 8.1(c) containing computations demonstrating compliance with such condition and a letter addressed to the Administrative Agent which specifically refers to this provision of this section 2.9(b) of the Credit Agreement, and (C) the Administrative Agent notifies the parties hereto that such condition has been satisfied (which the Administrative Agent shall issue promptly upon review of such financial statements and such computations and satisfaction of such condition), then on the effective date of such notice from the Administrative Agent, the interest rate margin specified in clause (ii) above shall change from 260 basis points to
         237.50 basis points and shall remain at 237.50 basis points until the last day of the next Testing Period as of which such ratio does not exceed 1.25 to 1.00 at which time the interest rate margin shall revert to 260 basis points.

         1.2. REDUCTION IN TOTAL TRANCHE A COMMITMENT. In light of the Tranche A Commitment Period Termination Date and after giving effect to the qualification of 14 Projects and approval of their respective Project Summary & Feasibility Reports pursuant to Section 2.2 of the Credit Agreement, the maximum aggregate principal amount of Tranche A Loans which can be incurred under the Credit Agreement is $59,187,084. Accordingly, the Total Tranche A Commitment is $59,187,084 and Annex I to the Credit Agreement is amended to reflect the following Tranche A Commitments:


              ========================================================= =============================
                                   NAME OF LENDER                                      TRANCHE A
                                                                                      COMMITMENT
              ========================================================= =============================

              Key Corporate Capital Inc.                                              $13,810,323.54
              --------------------------------------------------------- -----------------------------
              Bank of America National Trust and Savings                               $7,891,609.23
              Association
              --------------------------------------------------------- -----------------------------
              SouthTrust Bank, National Association                                    $7,891,609.23
              --------------------------------------------------------- -----------------------------
              Fleet National Bank                                                      $7,398,385.50
              --------------------------------------------------------- -----------------------------
              Bank One, Texas, N.A.                                                    $7,398,385.50
              --------------------------------------------------------- -----------------------------
              Comerica Bank                                                            $7,398,385.50
              --------------------------------------------------------- -----------------------------
              U.S. Bank, National Association                                          $7,398,385.50
              --------------------------------------------------------- -----------------------------
                       TOTAL                                                          $59,187,084.00
              ========================================================= =============================

         1.3. ADDITIONAL SUPPLEMENTAL RESERVE. The Lenders hereby consent to the execution and delivery of Amendment No. 2 to Supplemental Reserve Pledge Agreement, substantially in the form attached as Exhibit A hereto ("AMENDMENT NO. 2 TO SUPPLEMENTAL RESERVE PLEDGE AGREEMENT").

         1.4. FINANCIAL PROJECTIONS. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 7.8 of the Credit Agreement is amended by deleting the sentence:

         No facts are known to the Company at the date hereof which, if reflected in the Recent Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

and inserting in its place the sentence:

         No facts are known to the Company at the date hereof which, if reflected in the May 5, 2000 Model, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         1.5. NO MATERIAL ADVERSE CHANGE. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 7.9 of the Credit Agreement is amended to read in its entirety as follows:

              7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no change in the condition, business or affairs of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect, other than changes in the condition, business or affairs of the Company described in the Company's annual report on form 10K for the fiscal year 1999 and the Company's quarterly report on form 10Q for the first quarter of 2000 as filed with the SEC and as reflected in the May 5, 2000 Model.

         1.6. PROMPT TAKE-OUT. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 8.14(c) of the Credit Agreement is amended by adding the following text to the end of such section:

         Notwithstanding anything contained in the foregoing to the contrary, the Company agrees that it will repay pursuant to a refinance the Loans for a Project in accordance with the Project Take-Out Agreement related to such Project, or otherwise prepay such Loans, within forty-five (45) days of the first anniversary of the earlier to occur of (i) the date a Certificate of Occupancy is issued for such Project together with any required governmental licenses and permits necessary for the Borrower to commence commercial operation of such Project, or (ii) the date such Borrower commences commercial operation of such Project.

         1.7. MINIMUM CONSOLIDATED NET WORTH. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 9.5 of the Credit Agreement is amended to read in its entirety as follows:

              9.5. MINIMUM CONSOLIDATED NET WORTH AND NEW CAPITAL. The
         Company will not at any time permit the sum (without duplication) of
         (x) its Consolidated Net Worth, (y) the aggregate liquidation value of its outstanding PREFERRED STOCK, if any, which was issued in connection with the New Capital Funding Requirement (including any additional shares of Redeemable PREFERRED STOCK issued thereafter as an additional investment in the Company or as "payment in kind" of accrued dividends), and (z) the aggregate principal amount of its outstanding subordinated Indebtedness, if any, which was issued in connection with the New Capital

         Funding Requirement and is subordinate to the Obligations (including any Additional Debentures (as defined in the Purchase Agreement) or other additional subordinated Indebtedness issued thereafter as an additional investment in the Company or as "payment in kind" of accrued interest), at any time to be less than $105,000,000, EXCEPT that

                   (i) effective as of the end of the Company's fiscal quarter ended March 31, 1998, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased or decreased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Company for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit);

                   (ii) the foregoing amount (as it may from time to time be
              increased or decreased as herein provided), shall be increased by an amount equal to 75% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance by the Company after March 31, 1998 of equity (other than any sale or issuance to any Subsidiary or to management or employees pursuant to employee benefit plans of general application);

                   (iii) the foregoing amount (as it may from time to time be increased or decreased as herein provided), shall be increased (WITHOUT DUPLICATION OF ANY INCREASES PURSUANT TO SECTIONS 9.5(ii) OR (iv)) by an amount equal to 75% of the cash proceeds (net of underwriting discounts and placement commissions and other customary fees and costs associated therewith) from any sale or issuance by the Company of the Initial Securities or any Additional Debentures (as such terms are defined in the Purchase Agreement);

                   (iv) the foregoing amount (as it may from time to time be
              increased or decreased as herein provided), shall be increased by an amount equal to 75% of (x) the principal amount of Indebtedness or (y) the higher of stated value or liquidation value of Redeemable Stock, as the case may be, which, in either case, is converted or exchanged after March 31, 1998 into common stock of the Company or any of its Subsidiaries;

                   (v) the foregoing amount (as it may from time to time be
              increased or decreased as herein provided), shall be increased by an amount equal to 75% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests subsequent to March 31, 1998 as consideration in any Acquisition;

                   (vi) the foregoing amount (as it may from time to time be
              increased or decreased as herein provided), shall be decreased by an amount, not in excess of $25,000,000 in the aggregate, representing 75% of the non-cash losses from the sale of assets outside the ordinary course of business subsequent to March 31, 2000;

                   (vii) the foregoing amount (as it may from time to time be increased or decreased as herein provided), shall be decreased by an amount, not in excess of $10,000,000 in the aggregate, representing 75% of the non-recurring losses or charges incurred after March 31, 2000 related to the reduction or elimination of overhead or other costs, charges or expenses in connection with a restructuring of the Company's stock option program;

                   (viii) the foregoing amount (as it may from time to time be increased or decreased as herein provided), shall be decreased by 75% of the amount of any reduction made after March 31, 2000 in the book or tax carrying cost of any assets as a result of any change in GAAP; and

                   (ix) the foregoing amount (as it may from time to time be
              increased or decreased as herein provided), shall be increased (WITHOUT DUPLICATION OF ANY INCREASES PURSUANT TO SECTION 9.5(iv) by 75% of the amount of interest "paid-in-kind" or otherwise treated as an accretion to principal pursuant to the terms of the Initial Securities or the Additional Debentures (as such terms are defined in the Purchase Agreement).

         1.8. RATIO OF CONSOLIDATED EBITDAR TO CONSOLIDATED LEASE AND DEBT SERVICE CHARGES. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 9.10 of the Credit Agreement is amended to read in its entirety as follows:

              9.10. RATIO OF CONSOLIDATED EBITDAR TO CONSOLIDATED LEASE AND
         DEBT SERVICE CHARGES. (a) Subject to section 9.10(c) below, the Company will not permit the ratio of (i) Consolidated EBITDAR for any Testing Period, to (ii) Consolidated Lease and Debt Service Charges for such Testing Period to be less than the amount indicated below for such Testing Period:

========================================================= ===================
                     TESTING PERIOD                             RATIO
========================================================= ===================

Testing Period consisting of the single fiscal            .85 to 1.00
quarter ended March 31, 2000
--------------------------------------------------------- -------------------
Testing Period consisting of the two fiscal               .80 to 1.00
quarters ended June 30, 2000
--------------------------------------------------------- -------------------
Testing Period consisting of the three fiscal             .85 to 1.00
quarters ended September 30, 2000
--------------------------------------------------------- -------------------
Testing Period ended December 31, 2000                    .90 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended March 31, 2001                       .90 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended June 30, 2001                        .97 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended September 30, 2001                   1.05 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended December 31, 2001                    1.10 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended March 31, 2002                       1.15 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended June 30, 2002                        1.20 to 1.00
--------------------------------------------------------- -------------------
Any Testing Period thereafter                             1.25 to 1.00
========================================================= ===================

                  (b) Subject to section 9.10(c) below, the Company will not permit the ratio of (i) Consolidated EBITDAR for any Testing Period, to
         (ii) Consolidated Lease and Debt Service Charges for such Testing Period to be less than the amount indicated below for such Testing
         Period:

========================================================= ===================
                     TESTING PERIOD                             RATIO
========================================================= ===================

Testing Period consisting of the single fiscal            .85 to 1.00
quarter ended March 31, 2000
--------------------------------------------------------- -------------------
Testing Period consisting of the two fiscal               .75 to 1.00
quarters ended June 30, 2000
--------------------------------------------------------- -------------------
Testing Period consisting of the three fiscal             .75 to 1.00
quarters ended September 30, 2000
--------------------------------------------------------- -------------------
Testing Period ended December 31, 2000                    .80 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended March 31, 2001                       .85 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended June 30, 2001                        .90 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended September 30, 2001                   .95 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended December 31, 2001                    1.05 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended March 31, 2002                       1.10 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended June 30, 2002                        1.15 to 1.00
--------------------------------------------------------- -------------------
Testing Period ended September 30, 2002                   1.20 to 1.00
--------------------------------------------------------- -------------------
Any Testing Period thereafter                             1.25 to 1.00
========================================================= ===================


                  (c) If the Company fails to satisfy the ratio set forth in section 9.10(a) for any Testing Period but does satisfy the ratio set forth in section 9.10(b) for such Testing Period, then such failure shall not constitute an Event of Default pursuant to section 10.1(c) if, within 45 days following the end of the applicable Testing Period,
         (i) the Company (A) notifies the Administrative Agent and demonstrates that it has sufficient Carry-Over QLE Credit such that when such Carry-Over QLE Credit is added to and considered part of Consolidated EBITDAR for such Testing Period, the ratio set forth in section 9.10(a) shall be satisfied, or (B) completes what it believes is a Qualifying Liquidity Event resulting in net cash proceeds which, if added to and considered to be part of Consolidated EBITDAR for such Testing Period would result in the ratio required by section 9.10(a) being complied with, and the Company notifies the Administrative Agent and the Lenders thereof and provides evidence of the occurrence thereof in reasonable detail (including; without limitation, a written description of the information provided to the Board of Directors of the Company with respect to any sale of residence-level assets, including the location of the asset, financial performance of the asset for the most recent year and the projected following year, the current financing of the asset and anticipated cash proceeds resulting from the sale, and further including a representation to the Administrative Agent and the Lenders that the sale of such asset would not result in a future violation of any covenant contained in the Credit Agreement), together with a computation in reasonable detail of the ratio set forth in section 9.10(a) which gives effect to the net cash proceeds received from such Qualifying Liquidity Event, together with the Carry-Over QLE Credit, if any, and (ii) the Administrative Agent confirms its belief that there is a sufficient Carry-Over QLE Credit and/or a Qualifying Liquidity Event has occurred and that the Company's computations support the conclusion that no Event of Default occurred by virtue of this section 9.10(c) and so notifies the parties hereto (which notice the Administrative Agent shall issue promptly upon confirmation of such conditions).

                  (d) If on a single occasion during any single fiscal quarter ended after March 31, 2000, the Company incurs non-recurring losses or charges related to the reduction or elimination of overhead or other costs, charges or expenses in connection with a restructuring of the Company's stock option program, THEN notwithstanding anything to the contrary contained in this Agreement, in computing Consolidated EBITDAR for any Testing Period which includes such fiscal quarter, for purposes of sections 9.10(a) and (b) only, the aggregate amount of such non-recurring cash losses and charges, up to a maximum of $2,500,000, shall be an addition to and considered part of Consolidated EBITDAR.

                  (e) If during any fiscal quarter ended after March 31, 2000, the Company or any Affiliate receives advances of loan proceeds pursuant to (i) the Credit Agreement, (ii) the Master Construction Line of Credit Agreement dated as of August 31, 1999 among Third Party Investors I, LLC, the lending institutions named therein, the co-agents named therein and Key Corporate Capital Inc. as administrative agent, as amended (the "TPI CREDIT AGREEMENT"), or (iii) the master commitment with ALS-Northeast, LLC as guaranteed by the Company and Assisted Living Equities LLC (the "PIONEER JOINT VENTURE AGREEMENT"), related to project lease-up interest expense or project lease-up operating deficits (but only to the extent that such losses would be reflected on the financial statements of the Company with respect to such advances pursuant to the Pioneer Joint Venture Agreement), THEN notwithstanding anything to the contrary contained in this Agreement, in computing Consolidated EBITDAR for any Testing Period which includes such fiscal quarter, for purposes of sections 9.10(a) and (b) only, the aggregate amount of such advances shall be an addition to and considered part of Consolidated EBITDAR.

         1.9. MINIMUM CASH & CASH EQUIVALENTS. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 9.11 of the Credit Agreement is amended to read in its entirety as follows:

              9.11. MINIMUM CASH & CASH EQUIVALENTS. (a) The Company will not permit the aggregate of its unrestricted cash and Cash Equivalents together with the undisbursed funds deposited by the Company pursuant to section 4(f) of Amendment No. 4 to Credit Agreement and section 4(e) of Amendment No. 2 to the TPI Credit Agreement, at any time, to be less than $10,000,000, PROVIDED, HOWEVER, that the covenant contained in this section 9.11(a) shall be of no further force or effect upon the satisfaction of the ratio of (i) Consolidated EBITDAR for any fiscal quarter, to (ii) Consolidated Lease and Debt Service Charges for such fiscal quarter, exceeds 1.00 to 1.00 for two consecutive fiscal quarters, with the first eligible fiscal quarter to be measured hereunder being the fiscal quarter ending June 30, 2000, and continued maintenance of such ratio thereafter.

         (b) The Company will not permit the aggregate of its unrestricted cash and Cash Equivalents together with the undisbursed funds deposited by the Company pursuant to section 4(f) of

         Amendment No. 4 to Credit Agreement and section 4(e) of Amendment No. 2 to the TPI Credit Agreement, as of the end of any fiscal quarter, to be less than $20,000,000, PROVIDED, HOWEVER, that the covenant contained in this section 9.11(b) shall be of no further force or effect upon the satisfaction of both (i) sale of Additional Debentures (as defined in the Purchase Agreement) resulting in cash proceeds of at least $50,000,000 (net of underwriting discounts and placement commissions and other customary fees and costs associated therewith), and (ii) the ratio of (A) Consolidated EBITDAR for any fiscal quarter, to (B) Consolidated Lease and Debt Service Charges for such fiscal quarter, exceeds 1.20 to 1.00 for two consecutive fiscal quarters, with the first eligible fiscal quarter to be measured hereunder being the fiscal quarter ending June 30, 2000.

         1.10. QUARTERLY MINIMUM CONSOLIDATED EBIT; MOST FAVORED COVENANT STATUS. Effective on the Effective Date of this Amendment provided for in section 4 hereof, SECTIONS 9.13 AND 9.15 of the Credit Agreement shall be of no further force or effect.

         1.11. EVENTS OF DEFAULT. Effective on the Effective Date of this Amendment provided for in section 4 hereof, sections 10.1 (c) and (k) of the Credit Agreement are amended to read in their entirety as follows:

               (C) CERTAIN NEGATIVE COVENANTS: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.3, 9.4, 9.5, 9.6, 9.10, 9.11, 9.14,
         9.16 OR 9.17 of this Agreement; or any Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 5, 10, 16(a)(i) or 16(c) of any Mortgage; or

               (K) MATERIAL ADVERSE EFFECT: (i) any event or circumstance shall occur or exist which has a Material Adverse Effect upon the Company, as compared to the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries as reflected in the financial statements and the Financial Projections referred to in section 7.8 other than changes in the condition of the Company described in the Company's annual report on form 10K for the fiscal year 1999 and the Company's quarterly report on form 10Q for the first quarter of 2000 as filed with the SEC and as reflected in the May 5, 2000 Model; or

               (ii) any representation or warranty contained in section 2.6 of Amendment No. 4 to this Credit Agreement, dated as of May 25, 2000, with respected to the May 5, 2000 Model referred to therein, shall prove to be untrue in any material respect as of the date when made or deemed made.

         1.12. ADDITIONAL COVENANTS. Effective on the Effective Date of this Amendment provided for in section 4 hereof, new sections 9.13, 9.16 AND 9.17 are added to the Credit Agreement, reading in their entirety as follows:

               9.13. NEW DEVELOPMENT PROHIBITION. Neither the Company nor any of its Subsidiaries will (i) commence construction of the three so-called land-only Devco 11 projects, (ii) continue construction of the six halted and secured so-called Devco II projects commonly known as Clare Bridge Cottage of Valley Station (Valley Station I), Sterling House of Valley Station (Valley Station II), Clare Bridge of Frederick (Frederick I), Sterling House of Frederick (Frederick II), Clare Bridge of Irving VRI, and Clare Bridge of New Castle (New Castle I) or (iii) begin any other construction or development projects, unless appropriate financing for such project(s) has been arranged and closed and information with respect to such financing has been forwarded to the Administrative

         Agent prior to the commencement of construction, including projections demonstrating compliance with the financial covenants contained in this Credit Agreement throughout the construction period.

               9.16. CASH PAYMENTS ON INITIAL SECURITIES, ETC.; PREPAYMENTS AND REFINANCINGS OF SUBORDINATED AND OTHER DEBT, ETC. (a) The Company will not make any payment or prepayment in cash in respect of the principal, liquidation or stated value of, or the interest or dividends or premium or "make whole" on, or the repurchase, redemption or prepayment price of, or the sinking or similar fund in respect of, any of the Initial Securities or the Additional Debentures (as such terms are defined in the Purchase Agreement), whether now outstanding or hereafter incurred or arising,

               (i)      prior to May 31, 2004; or

               (ii) thereafter if a Default or Event of Default has occurred and is continuing or would result therefrom;

         OTHER than any nominal cash payments (A), for fractional shares in connection with the conversion or exchange of any of the Initial Securities or the Additional Debentures or the PAY-IN-KIND SECURITIES ISSUED WITH RESPECT TO THE INITIAL SECURITIES OR THE ADDITIONAL DEBENTURES into common stock of the Company OR THE ISSUANCE OF PAY-IN-KIND SECURITIES IN PAYMENT OF DIVIDENDS ON THE INITIAL SECURITIES OR THE PAY-IN-KIND SECURITIES ISSUED WITH RESPECT TO THE INITIAL SECURITIES, AND (B) FOR FRACTIONAL PRINCIPAL AMOUNTS OF ADDITIONAL SUBORDINATED INDEBTEDNESS ISSUED AS "PAYMENT-IN-KIND" OF ACCRUED INTEREST OR COUPON PAYMENTS ON THE INITIAL SECURITIES OR THE ADDITIONAL DEBENTURES OR THE PAY-IN-KIND SECURITIES ISSUED WITH RESPECT TO THE INITIAL SECURITIES OR THE ADDITIONAL DEBENTURES.

               (b) The Company will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any of the Initial Securities or the Additional Debentures (as such terms are defined in the Purchase Agreement), whether now outstanding or hereafter incurred or arising (OTHER THAN EXCHANGES, REFINANCINGS OR REFUNDS FOR EQUITY OR DEBT WHICH IS AT LEAST AS SUBORDINATE AS THE DEBENTURES WHICH ARE INITIAL SECURITIES AND THE ADDITIONAL DEBENTURES

               9.17. MODIFICATION OF INDENTURE, PREFERRED STOCK TERMS OR RELATED DOCUMENTS THE COMPANY WILL NOT ENTER INTO AMENDMENT TO, OR MODIFICATION OR CHANGE OF, THE TERMS OF THE INDENTURE OR THE PREFERRED STOCK (EACH AS DEFINED IN THE PURCHASE AGREEMENT) OR ANY OTHER DOCUMENTS RELATED THERETO, EACH AS IN EFFECT ON THE EFFECTIVE DATE OF THIS SECTION OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH ANY REFINANCING OR REFUNDING RELATED THERETO, UNLESS IN ANY SUCH CASE, (I) SUCH AMENDMENT, MODIFICATION OR CHANGE WOULD NOT MATERIALLY AND ADVERSELY AFFECT THE INTEREST OF THE LENDERS AS SENIOR CREDITORS OF THE COMPANY, AND (II) PRIOR TO THE EFFECTIVENESS THEREOF, THE COMPANY SHALL HAVE NOTIFIED THE ADMINISTRATIVE AGENT OF SUCH AMENDMENT, MODIFICATION OR CHANGE AND PROVIDED COPIES OF ANY DOCUMENTS RELATED THERETO TO THE ADMINISTRATIVE AGENT.

         1.13. CONSOLIDATED EBIT. Effective on the Effective Date of this Amendment provided for in section 4 hereof, the definition of Consolidated EBIT contained in section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

                   "CONSOLIDATED EBIT" shall mean, for any period, Consolidated Net Income for such period, PLUS (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, and (iii) extraordinary and other non-recurring non-cash losses and charges (including non-cash losses and charges attributable to the sale of assets by the Company which may not qualify as extraordinary or non-recurring in accordance with GAAP), LESS (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP (except as otherwise explicitly provided herein).

         1.14. ADDITIONAL DEFINITIONS. Effective on the Effective Date of this Amendment provided for in section 4 hereof, the following definitions shall be added to section 1.1 of the Credit Agreement in appropriate alphabetic order:

         "CARRY-OVER QLE CREDIT" shall mean excess net cash proceeds resulting from a Qualifying Liquidity Event which have not been previously utilized in accordance with section 9.10(c) to cause compliance with section 9.10(a).

         "MAY 5, 2000 MODEL" shall have the meaning provided in section 2.6 of this Amendment No. 4 to Credit Agreement.

         "PURCHASE AGREEMENT" shall mean the Purchase Agreement dated as of April 26, 2000 by and among the Company as seller and RDVEPCO, L.L.C., Group One Investors L.L.C. and Holiday Retirement 2000 L.L.C. as purchasers, as amended by the First Amendment thereto.

         "QUALIFYING LIQUIDITY EVENT" shall mean the completion of one or more of the following types of transactions which are not contemplated in the May 5, 2000 Model, resulting in net cash proceeds received after May 31, 2000:

         (i) the sale of Additional Debentures (as defined in the Purchase Agreement) pursuant to section 2.2 of the Purchase Agreement;

         (ii) the sale of assets of the Company, with a limit on net cash proceeds from the sale of residence-level assets of $25,000,000 and which sale of residence-level assets shall (A) exclude any Projects, any projects financed under the TPI Credit Agreement and any projects financed under the Pioneer Joint Venture Agreement, and (B) be sold at not less than fair market value;

         (iii) the sale of shares of capital stock of the Company (other than Redeemable Stock and other than pursuant to the Purchase Agreement);

         (iv) the sale of subordinated debt securities of the Company, provided such subordinated debt securities (A) have a maturity of at least five years and no sinking fund or similar requirements, (B) are subordinated to the Obligations on terms satisfactory to the Required Lenders, and
         (C) such subordinated debt securities are not in replacement of Indebtedness of the Company or any of its Affiliates;

         (v) the refinance of assets of the Company to the extent that actual cash is made available to the Company in excess of that reflected in the May 5, 2000 Model; and

         (vi) the procurement of bridge financing (other than the debt evidenced by the Amended and Restated Loan Agreement dated as of February 3, 2000 between the Company and RDVEPCO, L.L.C., a Michigan limited liability company, in the original principal amount of $15,000,000 as thereafter increased to $35,000,000 and other than bridge financing referenced in the Purchase Agreement) on terms satisfactory to the Required Lenders, which terms shall include, but not be limited to, (A) subordination of such bridge financing to the Obligations, (B) the Company will not make any payments pursuant to such bridge financing until such time as the ratio of (I) Consolidated EBITDAR for any Testing Period consisting of the immediately preceding 4 fiscal quarters, to (II) Consolidated Lease and Debt Service Charges for such Testing Period, shall exceed 1.25 to 1.00 for such Testing Period, and such ratio shall have been achieved for two consecutive Testing Periods, and (C) the amount of such payments shall be limited to the amount which if included in Consolidated Lease and Debt Service Charges for the most recent Testing Period, the ratio of (1) Consolidated EBITDAR for such Testing Period consisting of the immediately preceding 4 fiscal quarters, to (II) Consolidated Lease and Debt Service Charges for such Testing Period, shall exceed 1.10 to 1.00 for such Testing Period.

         1.15. LENDERS' ACKNOWLEDGMENT. Effective on the Effective Date of this Amendment provided for in section 4 hereof, the Lenders party hereto acknowledge and agree that:

               (a) (i) Completion of the New Capital Funding Requirement, as well as,

                     (ii) any event or circumstances in which RDVEPCO, L.L.C.,
               Group One Investors, L.L.C., and/or Holiday Retirement 2000, LLC (any such person, together with any person who through the ownership of securities or other equity interests controls any such person, collectively the "PURCHASERS") acquires or holds, pursuant to the Purchase Agreement, or any subsequent agreement among some or all of the Purchasers and the Company, or otherwise, convertible or exchangeable debt and/or convertible or exchangeable preferred stock, or warrants, rights or options to acquire capital stock of or other equity interests in the Company, or any common stock or other securities of or equity interests in the Company issuable upon conversion or exchange of any of the foregoing, representing beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Company's capital stock, shall BE DEEMED to constitute a Change of Control hereunder but shall not constitute or result in a Change of Control Prepayment Event; and

               (b) That the execution and delivery of the Purchase Agreement and the consummation of the sale of the Initial Securities as contemplated thereunder shall satisfy the obligations of the Borrower set forth in section 9.12, and such section 9.12 shall be deemed amended to reflect that the requirements thereof are already satisfied.

         SECTION 2. REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants as follows:

         2.1. AUTHORIZATION AND VALIDITY OF AMENDMENT, ETC. This Amendment has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by a duly authorized officer of the Company, and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Credit Agreement, as amended hereby, or in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

         2.3. NO EVENT OF DEFAULT. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default under the Credit Agreement as amended hereby, or under the other Credit Documents.

         2.4. COMPLIANCE. The Company is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party. The Company acknowledges that the Obligations are outstanding without offset, defense or counterclaim.

         2.5. FINANCIAL STATEMENTS, ETC. The Company has furnished to the Lenders and the Administrative Agent complete and correct copies of

              (a) the audited consolidated balance sheets of the Company and its consolidated subsidiaries as of (December 31, 1999, and the related audited consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated subsidiaries for the fiscal year then ended, accompanied by the unqualified report thereon of the Company's independent accountants; and

              (b) the unaudited consolidated balance sheets of the Company and its consolidated subsidiaries as of March 31, 2000, and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the fiscal quarter or quarters then ended.

All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to the absence of footnotes and to normal audit adjustments which the Company reasonably believes will not involve a Material Adverse Effect.

         2.6. MAY 5, 2000 MODEL. The Company delivered or caused to be delivered to the Lenders, under cover dated May 5, 2000, financial projections prepared by management of the Company for the Company and its Subsidiaries consisting of, among other things, a projected balance sheet, income statement and cash flow statement for its fiscal years ended December 31, 1999 through December 31, 2002 (the "MAY 5, 2000 MODEL"). The May 5, 2000 Model was prepared on behalf of the Company in good faith after taking into account the existing and historical levels of business activity of the Company and its Subsidiaries, trends known to the Company, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto. The May 5, 2000 Model was considered by management of the Company, as of such date of preparation, to be realistically achievable; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in the May 5, 2000 Model will actually be realized. No material facts have become known to the Company subsequent to the date of preparation of the May 5, 2000 Model and prior to the date hereof which, if they had been appropriately reflected in the May 5, 2000 Model, would have resulted in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         SECTION 3. RATIFICATIONS.

         Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         SECTION 4. BINDING EFFECT.

         This Amendment shall become effective on a date (the "EFFECTIVE DATE"), on or before June 2, 2000, if the following conditions shall have been satisfied on and as of such date:

              (A) EXECUTION OF AMENDMENT. This Amendment shall have been executed by the Company and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent; and the Administrative Agent shall have been notified by the Required Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution).

              (B) NEW CAPITAL FUNDING REQUIREMENT. The Company shall have provided reasonable evidence to the Administrative Agent and the Lenders that it has received net cash proceeds of at least $53,000,000 (INCLUDING ANY AMOUNTS, NOT IN EXCESS OF $14,000,000, FUNDED ON OR AFTER APRIL 26, 2000 UNDER THE BRIDGE FINANCING REFERENCED IN THE PURCHASE AGREEMENT) in connection with satisfaction of the New Capital Funding Requirement.

              (C) SUPPLEMENTAL RESERVE PLEDGE AGREEMENT. Amendment No. 2 to Supplemental Reserve Pledge Agreement shall have been executed by the Company and the Collateral Agent, and counterparts thereof as so executed shall have been delivered to the Administrative Agent.

              (D) CONSENT OF DEUTSCHE BANK. The Company and the Permanent Lender shall have modified or permanently waived section 6.01(d) and/or other applicable provisions of the Permanent Credit Agreement, in a manner satisfactory to the Required Lenders, such that no Event of Default under the Permanent Credit Agreement could reasonable be expected to occur because of a Change of Control related to the acquisition or ownership of equity interests in the Company by the purchasers of the Initial Securities.

              (E) FEES. The Company shall have paid to the Administrative Agent, in immediately available funds, for the pro rata account of the Lenders who become a signatory hereto on or prior to the date established by the Administrative Agent, such nonrefundable amendment fees as have previously been agreed to by the Company and communicated to the Lenders (the Administrative Agent shall promptly distribute to such Lender its pro rata portion of such amendment fees).

              (F) OPERATING DEFICITS. The Company shall have paid to the Administrative Agent, in immediately available funds, to be held as part of the Collateral, the amount of $200,000 allocable to the so-called Galloway I Project in Galloway, New Jersey with such amount to be disbursed from time to time, provided that no Event of Default has occurred and is continuing, by the Administrative Agent pursuant to Draw Requests in accordance with section 23(f) to fund actual operating deficits which exceed the amount of operating deficits identified as part of the estimated total Project costs included in the Project Summary & Feasibility Report. Any undisbursed funds remaining after application to fund operating deficits in accordance with section 23(f) shall be released upon repayment or prepayment of the Loans for the Galloway I Project, provided that no Event of Default has occurred and is continuing.

Thereafter this Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent, and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Administrative Agent will promptly furnish a copy of this Amendment and Amendment No. 2 to Supplemental Reserve Pledge Agreement to each Lender and the Company and advise them of the Effective Date.

         SECTION 5. MISCELLANEOUS.

         5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.3. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Company shall pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

         5.4. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         5.5. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         5.6. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.7. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

         5.8. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         5.9. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ALTERRA HEALTHCARE                               ALS NATIONAL, INC.
CORPORATION, FORMERLY KNOWN AS
ALTERNATIVE LIVING SERVICES, INC.


BY:  /s/ Mark W. Ohlendorf                      BY:  /s/ Mark W. Ohlendorf
   ------------------------------                  -----------------------------
     SENIOR VICE PRESIDENT                           VICE PRESIDENT


KEY CORPORATE CAPITAL INC.,                      COMERICA BANK
  INDIVIDUALLY AS A LENDER AND
  AS ADMINISTRATIVE AGENT
                                                BY:  /s/ Charles L. Weddell
                                                   -----------------------------
                                                     VICE PRESIDENT
BY:  /s/ David A. MacVicar
   ------------------------------
     VICE PRESIDENT


BANK OF AMERICA, NATIONAL ASSOCIATION            U.S. BANK, NATIONAL ASSOCIATION
AS SUCCESSOR TO BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
  INDIVIDUALLY AS A LENDER AND AS CO AGENT      BY:  /s/ J. H. Lawrence
                                                   -----------------------------
                                                     VICE PRESIDENT

BY:  /s/ Kent Horiuchi
   ------------------------------
     VICE PRESIDENT


SOUTHTRUST BANK, NATIONAL                        BANK ONE, TEXAS, N. A.
ASSOCIATION,
  INDIVIDUALLY AS A LENDER AND AS CO AGENT
                                                BY:  /s/ Jeffrey Etton
                                                   -----------------------------
BY:  /s/ Leesa Lewis                                 SENIOR VICE PRESIDENT
   ------------------------------
     VICE PRESIDENT

FLEET NATIONAL BANK


BY:  /s/ Dorene Conlon
   ------------------------------
     VICE PRESIDENT